Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

We consent to the incorporation by reference in a Registration Statement on Form S-8 (File Numbers 333-49609 and 333-112225) with respect to the KeyCorp 401(k) Savings Plan (the “Plan”) of our audit report dated June 26, 2014 with respect to the Plan’s financial statements and supplemental schedule, included in Form 11-k for the Plan’s years ended December 31, 2013 and 2012, and all references to our firm included in or made a part of the Registration Statement.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 26, 2014